UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019

EOS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55661	30-0873246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7F.-1, No. 162, Sec. 2, Zhongshan N. Rd., Zhongshan District

Taipei City, Taiwan 10452

(Address of Principal Executive Offices)

Registrant’s telephone number: +886-2-2586-8300

____________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 25, 2019 (the “Effective Date”), EOS Inc. (the “Company”) and Ultra Velocity Technology Ltd. (“Ultra Velocity”), a corporation formed under the laws of Taiwan, entered into an exclusive patent licensing and distribution agreement (the “Agreement” or “Exclusive Patent Licensing and Distribution Agreement”), pursuant to which, subject to the terms and conditions therein, Ultra Velocity granted the Company an exclusive license to the patent (Patent M566970 registered in Taiwan) to its electrical noise suppressing device (the “Calibrator”) and the exclusive right to market, promote, distribute and sell the Calibrator globally. In accordance with the Agreement and in consideration for the exclusive patent license and distribution right to the Calibrator, the Company shall issue Ultra Velocity three million (3,000,000) restricted shares of its common stock after the execution of this Agreement and upon the shareholder approval to increase the number of authorized capital of the Company (the “Shareholder Approval”). Pursuant to the Agreement, Ultra Velocity shall apply for the carbon right for the Calibrator, which is designed to reduce cars’ emission of carbon dioxide, and may sell the revenue generated from the carbon right to the Company in exchange for additional stock of the Company, if the carbon right ever generates any income. Upon Ultra Velocity providing the complete client list and transferring its sales accounts to the Company and the Shareholder Approval, the Company shall issue five million (5,000,000) restricted shares of its common stock to Ultra Velocity. According to the Agreement, Ultra Velocity shall assist and provide training to the Company to distribute and sell the Calibrator and the Company shall provide immediate customers’ feedbacks to Ultra Velocity. Upon having the common stock of the Company listed on the Nasdaq stock exchange, the Company shall designate NTD$50 million (equivalent to $1.64 million USD) to expand Ultra Velocity’s manufacturing facility, subject to the terms of a separate agreement. In addition, after execution of this Agreement and upon Shareholder Approval, the Company shall issue 100,000 restricted shares of its common stock to each of two individuals, who made the introduction of Ultra Velocity to the Company. The term of this Agreement is ten years, commencing from the Effective Date.

The foregoing description of the Exclusive Patent Licensing and Distribution Agreement is not purported to be complete and qualified in its entirety by reference to the full texts of the Agreement, a copy of which is attached hereto as Exhibits 10.1 and hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 of this Current Report are incorporated by reference herein. Subject to the Shareholder Approval of the Company and pursuant to the Agreement, the issuance of a total of 8,200,000 restricted shares of the Company’s common stock shall be made in reliance on exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished herewith:

(d)	Exhibits.

Exhibit 10.1	The Exclusive Patent Licensing and Distribution Agreement dated November 25, 2019 by and between EOS Inc. and Ultra Velocity Technology Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS Inc.

Date: November 26, 2019		/s/ He-Siang Yang
	Name:	He-Siang Yang
	Title:	Chief Executive Officer

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